UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2022

Solid Power, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40284	86-1888095
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

486 S. Pierce Avenue, Suite E Louisville, Colorado	80027
(Address of principal executive offices)	(Zip code)

(303) 219-0720

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLDP	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	SLDPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2022, Solid Power Operating, Inc., a wholly owned subsidiary of Solid Power, Inc. (collectively, the “Company”), and BMW of North America, LLC (together with its affiliates, “BMW”) entered into Amendment No. 4 (“Amendment No. 4”) to the Joint Development Agreement, dated July 1, 2017.

Pursuant to the terms of Amendment No. 4, the Company granted BMW a research and development-only license to certain of the Company’s intellectual property relating to all-solid-state battery cell manufacturing (the “R&D License”). The R&D License allows, among other things, BMW to install a solid state prototype cell manufacturing line based upon Solid Power’s proprietary information. The R&D License is limited to BMW’s research and development activities and may not be used for commercial battery cell production.

In consideration of the R&D License and additional development activities contemplated by Amendment No. 4, BMW will pay the Company $20 million between December 2022 and June 2024, subject to the Company achieving certain milestones.

The Company and BMW also agreed in Amendment No. 4 to negotiate a non-exclusive short-term electrolyte supply agreement for the Company to supply BMW with sulfide-based solid electrolyte for use in BMW’s cell manufacturing, which is expected to commence in 2024 following commissioning of BMW’s solid state protype cell manufacturing line.

Pursuant to Amendment No. 4, prior to installation of BMW’s anticipated prototype cell manufacturing line, the Company and BMW have agreed to undertake development and manufacturing activities jointly at the Company’s facilities. Under the terms of Amendment No. 4, any intellectual property developed jointly by the Company and BMW at the Company’s facilities will be solely owned by the Company (“Joint Onsite Foreground IP”). To the extent intellectual property is jointly conceived but not considered Joint Onsite Foreground IP, the Company and BMW will jointly own such intellectual property. Each party will solely own intellectual property developed solely by such party. The Company and BMW will each have the right to utilize the other party’s technical improvements for research and development purposes only. Subject to certain limitations, the Company has the right to cause BMW to license BMW’s technical improvements to the Company for commercial purposes.

The foregoing description of Amendment No. 4 is qualified in its entirety by the full text of Amendment No. 4, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the Company’s press release announcing the entry into Amendment No. 4 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit index below, which is incorporated herein by reference.

Exhibit No.	Description

10.1±	Amendment No. 4 to Joint Development Agreement, dated December 20, 2022, between Solid Power Operating, Inc. and BMW of North America, LLC.
99.1	Press Release, dated December 21, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

±	Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 21, 2022

SOLID POWER, INC.

By:	/s/ James Liebscher
Name: James Liebscher
Title: Chief Legal Officer and Secretary